Exhibit 99.1

CorEnergy Announces 2022 Results and 2023 Outlook

KANSAS CITY, MO - March 7, 2023 - CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) ("CorEnergy" or the "Company") today announced financial results for the fourth quarter and year ended December 31, 2022.
Fourth Quarter 2022 and Recent Developments
•Reported Total Revenue of $36.3 million for the three months ended December 31, 2022.
•Generated Net Loss of $553 thousand, and Adjusted EBITDA (a non-GAAP financial measure) of $9.4 million.
•Transported an average of 164,763 barrels per day, versus 164,748 barrels per day for the previous quarter.
•In February 2023, filed a proposed 36% tariff increase on Crimson's SPB system and began collection of a 10% increase in March 2023.
•In March 2023, filed a proposed 107% increase on Crimson’s KLM system which is in addition to the 10% tariff increase filed Q3 2022 that is currently being collected.
•Announced suspension of dividends on CorEnergy's 7.375% Series A Cumulative Redeemable Preferred Stock and the Company’s Common Stock.
•In February 2023, we amended our credit facility to extend the maturity to May 2024, as well as defer the step down in certain covenant ratios from Q1 2023 to Q3 2023. This will provide us additional time to manage our near-term debt maturities and pursue previously announced asset monetization and leverage reduction initiatives.
•Intends to publish an ESG Program update with the filing of its Form 10-K for 2022, which is expected to include the following highlights:
◦Scope 1 and 2 emissions reduced by 56% on a CO2e basis from 2021 baseline
◦Initiation of a plan to reduce methane emissions by an estimated 65% by 2025
◦Implementation of Board oversight of Cybersecurity and ESG programs

Management Commentary

“Our fourth quarter saw consistent, elevated volumes transported on our Crimson systems, pending restart of another pipeline serving central California producers. That pipeline restarted in February, resulting in volume reductions which we expect to continue in future periods. The State of California has also added new maintenance and inspection requirements that will increase Crimson’s cost of service going forward. In response to these market conditions, we have realigned our corporate structure, reduced corporate G&A, reduced 2022 incentive bonus

Exhibit 99.1
payouts, and senior management took a 10% salary reduction. We filed for appropriate tariff increases on all three of Crimson's California systems and have begun collection of initial 10% increases as the rate cases are adjudicated by the California Public Utilities Commission," said Dave Schulte, Chairman and Chief Executive Officer.

"While our Missouri natural gas assets continue to generate steady results, the changes in California market conditions have reduced our cash available for distribution in the near-term. We also believe that near-term debt maturities will provide a transitory challenge, such that retained capital will best serve the interests of our stockholders while we take action to investigate asset monetization opportunities and reduce total leverage. In light of these dynamics, the Board agreed with management's recommendation to temporarily suspend dividends but will continue to evaluate this decision each quarter."

“Even as we work through these present challenges, we are making progress on our carbon capture and sequestration initiative in California. Our Crimson systems and rights-of-way provide a critical linkage between large carbon emission sources and prospective storage reservoirs - an asset that we believe would be difficult, or even impossible, to replicate today. We are working with multiple parties to determine the best path forward in this new market opportunity.”

Fourth Quarter and Year-to-Date 2022 Performance Summary
Fourth quarter financial highlights are as follows:

	For the Three Months Ended	For the Year Ended
	December 31, 2022	December 31, 2022

	Total	Total
Net Loss	$(552,852)	$(9,519,669)
Adjusted Net Income (Loss)[1]	$(56,960)	$8,073,050
Cash Available for Distribution (CAD)[1]	$(2,812,369)	$(1,586,702)
Adjusted EBITDA[2]	$9,438,989	$40,361,843

Dividends Declared to Common Stockholders	$0.05	$0.20

1 Non-GAAP financial measure. Adjusted Net Income and Adjusted EBITDA exclude special items for the three months ended December 31, 2022 of $0.5 million, and for the year ended December 31, 2022 of $1.4 million, which are transaction costs; however, CAD has not been so adjusted. Reconciliation of Adjusted Net Income and CAD to Net Loss, the most directly comparable corresponding GAAP measure, is included in the additional financial information attached to this press release. See Note 1 below for additional information.

2 Non-GAAP financial measure. Adjusted EBITDA excludes special items for the three months ended December 31, 2022 of $0.5 million, and for the year ended December 31, 2022 of $1.4 million, which are transaction costs. Reconciliation of Adjusted Net Income and CAD to Net Loss, the most directly comparable corresponding GAAP measure, is included in the additional financial information attached to this press release. See Note 2 below for additional information.

Exhibit 99.1
Crimson Rate Increases
During the first quarter of 2023, Crimson filed for a 36% rate increase on its SPB pipeline and 107% increase on its KLM pipeline, additive to the 10% increase filed in 2022, based on the regulated cost-of-service tariff structure. Both tariff filings were protested by shippers and will proceed through the CPUC approval process.

The Company commenced collecting a 10% tariff increase on the SPB system in March 2023.

During the third quarter of 2022, Crimson filed for a tariff increase of 35% on its Southern California pipeline system and 10% on its KLM pipeline. Both of the third quarter tariff filings were protested by shippers and are proceeding through the CPUC approval process, with resolution expected in 2024. The Company commenced collecting a 10% tariff increase on both systems 30 days after the respective third quarter filings, subject to refund, as allowed by the CPUC rules.

The Company plans to file and begin collecting an additional 10% increase on its Southern California, KLM and SPB systems on the anniversary dates of their initial filings until the matters are resolved. CorEnergy believes Crimson's cost-of-service fully justifies all requested increases.

Business Development Activities

CorEnergy continues to seek opportunities for negotiated transactions; however, there can be no assurances that any such opportunities will be consummated on terms that are acceptable or advantageous or at all. Further, the Company's priorities in the more immediate term during 2023 are preserving liquidity in light of declining volumes and increased costs in its California systems, as well as near-term debt maturities, which may include continued suspension of dividends, monetizing assets and reducing total leverage.
2023 Outlook
CorEnergy provided the following outlook for 2023:
•Expected Adjusted EBITDA of $33-35 million inclusive of maintenance expense of $9 - $10 million, lower than 2022 due to expected reduced volumes and delays in tariff processes (see Note 2 for additional details);

•Increased capital expenditures over 2022, expected to be in the range of $10 - $11 million. These costs are not expected to be uniform throughout the year due to project timing.

•Expects the Company’s Class B Common Stock, inclusive of any A-2 and A-3 Units potentially exchangeable to Class B Common Stock, to mandatorily convert to Common Stock at a ratio of 0.68:1, as opposed to 1:1, during Q1 2024.

Restatement of Previously Issued Financial Statements
On March 3, 2023, CorEnergy’s Audit Committee, after discussion with the Company’s management, determined the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Reports on Form 10-Q for the quarterly periods in each of the fiscal years ended December 31, 2021 and 2022 require restatement due to an error in its accounting for earnings per share (“EPS”) and the allocation of net income to non-controlling interest arising from over allocation of net income from Crimson

Exhibit 99.1
to non-controlling interest.. The restatement does not affect key metrics the Company previously disclosed for these periods, including Net Loss, Adjusted Net Income, CAD and Adjusted EBITDA, and had no impact on the Company’s evaluations or decisions including declarations of Preferred or Common Stock dividends. Also not affected were reconciliations of these Non-GAAP metrics. The Company previously reported its net income attributable to non-controlling interest based on the relative ownership interests, which was approximately 51% for the non-controlling interest, but upon further analysis the Company has determined that it should have allocated the net income from Crimson to the non-controlling interest based on their contractual rights to earnings and distributions.
Dividend and Distribution Declarations
As previously announced, CorEnergy's Board of Directors suspended dividend payments on its 7.375% Series A Cumulative Redeemable Preferred Stock and the Company’s Common Stock due to lower operating outlook, and unrelated to the Company’s pending restatement of financial statements discussed above.
The Company will continue to evaluate dividends, subject to Board approval, on a quarterly basis in line with current practices and non-GAAP financial metrics utilized historically to indicate that dividends were earned, such as Adjusted EBITDA, CAD, and leverage and liquidity measures.
CorEnergy’s 7.375% Series A Cumulative Redeemable Preferred Stock will accrue dividends during any period in which dividends are not paid. Any accrued Series A Cumulative Redeemable Preferred dividends must be paid prior to the Company resuming common dividend payments.
Based on the suspension of dividend payments to CorEnergy’s public equity holders, the Crimson A-1, A-2 and A-3 Units and CorEnergy’s Class B Common Stock will not receive dividends.
Fourth Quarter Results Call
CorEnergy will host a conference call on Tuesday, March 7, 2023 at 10:00 a.m. Central Time to discuss its financial results. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. To join the call, dial +1-973-528-0011 and provide access code 423263 at least five minutes prior to the scheduled start time. The call will also be webcast in a listen-only format. A link to the webcast will be accessible at corenergy.reit.
A replay of the call will be available until 10:00 a.m. Central Time on April 6, 2022, by dialing +1-919-882-2331. The Conference ID is 47572. A webcast replay of the conference call will also be available on the Company’s website, corenergy.reit.

Exhibit 99.1
About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) is a real estate investment trust that owns and operates or leases regulated natural gas transmission and distribution lines and crude oil gathering, storage and transmission pipelines and associated rights-of-way. For more information, please visit corenergy.reit.
Forward-Looking Statements
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 is filed. With the exception of historical information, certain statements contained in this press release may include "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as those pertaining to our guidance, pursuit of growth opportunities, anticipated transportation volumes, expected rate increases, planned capital expenditures, planned dividend payment levels, expected ESG program updates and developments, capital resources and liquidity, and our planned acts relating thereto, the pending restatement of our financial statements and the expected impacts thereof and results of operations and financial condition. You can identify forward-looking statements by use of words such as "will," "may," "should," "could," "believes," "expects," "anticipates," "estimates," "intends," "projects," "goals," "objectives," "targets," "predicts," "plans," "seeks," or similar expressions or other comparable terms or discussions of strategy, plans or intentions. Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, among others, changes in economic and business conditions; a decline in oil production levels; competitive and regulatory pressures; failure to realize the anticipated benefits of requested tariff increases; risks related to the uncertainty of the projected financial information with respect to Crimson; compliance with environmental, safety and other laws; our continued ability to access debt and equity markets and comply with existing debt covenants; risks associated with climate change; risks associated with changes in tax laws and our ability to continue to qualify as a REIT; and other factors discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any dividends paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants and other applicable requirements.

Notes
1 Management uses Adjusted Net Income as a measure of profitability and CAD as a measure of long-term sustainable performance. Adjusted Net Income and CAD are non-GAAP measures. Adjusted Net Income represents net income (loss) adjusted for loss on goodwill impairment, transaction-related costs, less gain on sale of equipment. CAD represents Adjusted Net Income adjusted for depreciation, amortization and ARO accretion (cash flows), stock-based compensation, and deferred tax expense less transaction-related costs, maintenance capital expenditures, preferred dividend requirements, and mandatory debt amortization.

Exhibit 99.1
2 Management uses Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA represents net income (loss) adjusted for items such as loss on impairment and disposal of leased property, loss on termination of lease, loss on extinguishment of debt, loss on impairment of goodwill, transaction-related costs, depreciation, amortization and ARO accretion expense, stock-based compensation, income tax expense, interest expense less gain on the sale of equipment and other accruals write-off. Future period non-GAAP guidance includes adjustments for special items not indicative of our core operations, which may include, without limitation, items included in the additional financial information attached to this press release. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this future period non-GAAP guidance to the most comparable GAAP measures.
Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Jeff Teeven or Matt Kreps
info@corenergy.reit
Source: CorEnergy Infrastructure Trust, Inc.

Exhibit 99.1

Non-GAAP Financial Measurements (Unaudited)
The following table presents a reconciliation of Net Loss, as reported in the Consolidated Statements of Operations, to Adjusted Net Income and CAD:

	For the Three Months Ended	For the Year Ended
	December 31, 2022	December 31, 2022
Net Loss	$(552,852)	$(9,519,669)
Add:
Loss on goodwill impairment	—	16,210,020
Transaction costs	495,892	1,422,377
Less:
Gain on sale of equipment	—	39,678
Adjusted Net Income, excluding special items	$(56,960)	$8,073,050
Add:
Depreciation, amortization and ARO accretion	4,078,745	16,076,526
Amortization of debt issuance costs	412,064	1,648,242
Stock-based compensation	227,734	612,117
Deferred tax expense	1,403,981	1,498,584
Less:
Transaction costs	495,892	1,422,377
Maintenance capital expenditures	3,184,699	7,283,476
Preferred dividend requirements - Series A	2,388,130	9,552,520
Preferred dividend requirements - Non-controlling interest	809,212	3,236,848
Mandatory debt amortization	2,000,000	8,000,000
Cash Available for Distribution (CAD)	$(2,812,369)	$(1,586,702)

Exhibit 99.1
The following table presents a reconciliation of Net Loss, as reported in the Consolidated Statements of Operations, to Adjusted EBITDA:

	For the Three Months Ended	For the Year Ended
	December 31, 2022	December 31, 2022
Net Loss	$(552,852)	$(9,519,669)
Add:
Loss on goodwill impairment	—	16,210,020
Transaction costs	495,892	1,422,377
Depreciation, amortization and ARO accretion	4,078,545	16,076,326
Stock-based compensation	227,734	612,117
Income tax expense, net	1,234,200	1,671,911
Interest expense, net	3,955,470	13,928,439
Less:
Gain on the sale of equipment	—	39,678
Adjusted EBITDA	$9,438,989	$40,361,843